AMENDMENT NO. 9 TO CREDIT AGREEMENT

AMENDMENT NO. 9, dated as of April 30, 2007 (this “Amendment”), with respect to the Credit Agreement, dated as of May 20, 2002 (as same has been and may be further amended, restated, supplemented or modified, from time to time, the “Credit Agreement”), by and between AMERICAN MEDICAL ALERT CORP., a New York corporation (the “Company”) and JPMORGAN CHASE BANK, N.A., as successor-in-interest to The Bank of New York, a national banking association (the “Lender”).

RECITALS

The Company has requested, and the Lender has agreed subject to the terms and conditions of this Amendment, to increase the Revolving Credit Commitment, all as herein set forth.

Accordingly, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.	Amendments.

(a)  The following definitions in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to provide as follows:

“Revolving Credit Commitment” shall mean the Lender’s obligation to make Revolving Credit Loans to the Company in an aggregate amount not to exceed $2,500,000, as such amount may be adjusted in accordance with the terms of this Agreement.

“Revolving Credit Commitment Termination Date” shall mean June 30, 2010.

“Total Commitment” shall mean, at any time, the aggregate of the Commitments in effect at such time.

(b)  Section 7.06(c) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“(c) (i) Permitted Acquisitions, not including those specified in (ii) below, with a purchase price, individually or in the aggregate, not to exceed $750,000 during any twelve (12) month period and (ii) any other Permitted Acquisitions with the prior written consent of the Lender,”

(c)  Exhibit A to the Credit Agreement is hereby amended and replaced with Exhibit A attached to this Amendment.

2.    Conditions of Effectiveness. This Amendment shall become effective upon receipt by (1) the Lender of (a) this Amendment, duly executed by the Company and each Guarantor, (b) the amended and restated Revolving Credit Note, in the form of Exhibit A hereto, (c) a certificate of the Secretary or Assistant Secretary of the Company, dated as of the date hereof, in the form of Exhibit 1 hereto, and (d) such other documents, instruments and agreements that the Lender shall reasonably require with respect thereto and (2) Farrell Fritz, P.C., of its reasonable attorneys’ fees and expenses incurred in connection with the preparation, execution and delivery of this Amendment, plus all outstanding amounts owed to Farrell Fritz, P.C. for unpaid attorney’s fees and expenses.

3.    Miscellaneous.

(a) This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

(b) All terms used herein shall have the same meaning as in the Credit Agreement, as amended hereby, unless specifically defined herein.

(c) This Amendment shall constitute a Loan Document.

(d) Except as expressly amended hereby, the Credit Agreement remains in full force and effect in accordance with the terms thereof. The Credit Agreement and the Loan Documents are each ratified and confirmed in all respects by the Company. The amendments herein are limited specifically to the matters set forth above and for the specific instance and purpose for which given and do not constitute directly or by implication an amendment or waiver of any other provisions of the Credit Agreement or a waiver of any Default or Event of Default which may occur or may have occurred under the Credit Agreement or any other Loan Document.

(e) Upon the effectiveness of this Amendment, each reference in the Credit Agreement and the other Loan Documents to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby.

(f)  The Company hereby represents and warrants that, (i) except with respect to the matters described in the Press Release (as defined in Amendment No. 2 to Credit Agreement, dated as of March 28, 2005 between the Company and the Lender), the representations and warranties by the Company pursuant to the Credit Agreement and each other Loan Document are true and correct, in all material respects, on the date hereof, and (ii) no Default or Event of Default exists under the Credit Agreement or any other Loan Document; provided that, the Lender hereby acknowledges and agrees that the representations and warranties of the Company contained in the Credit Agreement and those covenants set forth in Sections 6.05, 6.06, 6.07, and 6.12 of the Credit Agreement shall not be deemed (prior to, at or after this date of this Amendment) to be breached as a result of the matters described in the Press Release, provided that such matter or matters do not now or shall not hereafter cause a Material Adverse Effect or cause the occurrence of any other Event of Default, it being agreed and understood that the $1,500,000 charge described in the Press Release, in itself, will not be deemed to constitute a Material Adverse Effect.

(g)  The Company hereby: (a) acknowledges and confirms that, notwithstanding the consummation of the transactions contemplated by this Amendment, (i) all terms and provisions contained in the Security Documents are, and shall remain, in full force and effect in accordance with their respective terms and (ii) the liens heretofore granted, pledged and/or assigned to the Lender as security for the Company’s obligations under the Notes (including, without limitation, the amended and restated Revolving Credit Note), the Credit Agreement and the other Loan Documents shall not be impaired, limited or affected in any manner whatsoever by reason of this Amendment and that all such liens shall be deemed granted, pledged and/or assigned to the Lender as security for the Company’s obligations to the Lender, including, without limitation, those arising in connection with the increase in the Revolving Credit Commitment; and (b) represents, warrants and confirms the non-existence of any offsets, defenses, or counterclaims to its obligations under the Credit Agreement or any Loan Document.

  (h)  This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one Amendment.

IN WITNESS WHEREOF, the Company and the Lender have caused this Amendment to be duly executed by their duly authorized officers as of the day and year first above written.

AMERICAN MEDICAL ALERT CORP.

By:	/s/ Jack Rhian
Name: Jack Rhian Title: President and CEO

JPMORGAN CHASE BANK, N.A.

By:	/s/ William Ewing
Name: William Ewing Title: Senior Vice President

The undersigned, not parties to the Credit Agreement but as Guarantors under their respective Guaranties executed in favor of the Lender, dated as of May 20, 2002, and as Grantors under the Security Agreement, dated as of May 20, 2002, each hereby (a) accept and agree to the terms of the foregoing Amendment, (b) acknowledge and confirm that all terms and provisions contained in their respective Guaranty are, and shall remain, in full force and effect in accordance with their respective terms and that its obligations thereunder include obligations of the Company owing to the Lender in connection with the increase in the Revolving Credit Commitment, and (c) (i) all terms and provisions contained in the Security Agreement are and shall remain, in full force and effect in accordance with their respective terms and (ii) the liens heretofore granted, pledged and/or assigned to the Lender as security for the Guaranteed Obligations (as defined in the Guaranty) shall not be impaired, limited or affected in any manner whatsoever by reason of this Amendment and that all such liens shall be deemed granted, pledged and/or assigned to the Lender as security for the Guarantee Obligations, including, without limitation, those Guaranteed Obligations related to Revolving Credit Loans.

HCI ACQUISITION CORP.
SAFE COM INC.
LIVE MESSAGE AMERICA ACQUISITION CORP.
NORTH SHORE ANSWERING SERVICE, INC.
ANSWER CONNECTICUT ACQUSITION CORP.
MD ONCALL ACQUISITION CORP.
AMERICAN MEDICONNECT ACQUISITION CORP.

By:	/s/ Jack Rhian
Jack Rhian, the President of each of the foregoing corporations

EXHIBIT A

AMENDED AND RESTATED REVOLVING CREDIT NOTE

$2,500,000	Melville, New York April 30, 2007

FOR VALUE RECEIVED, AMERICAN MEDICAL ALERT CORP., a New York corporation (the “Company”), promises to pay to the order of JPMORGAN CHASE BANK, N.A. (the “Lender”), on or before the Revolving Credit Commitment Termination Date, TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000) or, if less, the unpaid principal amount of all Revolving Credit Loans made by the Lender to the Company under the Credit Agreement referred to below.

The Company promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at the rates and at the times which shall be determined, and to make principal repayments on this Note at the times which shall be determined, in accordance with the provisions of the Credit Agreement referred to below.

This Note is the “Revolving Credit Note” referred to in the Credit Agreement dated as of May 20, 2002, by and between the Company and the Lender (as the same may be amended, restated, modified or supplemented from time to time, the “Credit Agreement”) and is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Credit Loans evidenced hereby were made and are to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

Each of the Lender and any subsequent holder of this Note agrees, by its acceptance hereof, that before transferring this Note it shall record the date, Type and amount of each Revolving Credit Loan and the date and amount of each payment or prepayment of principal of each Revolving Credit Loan previously made hereunder on the grid schedule annexed to this Note; provided, however, that the failure of the Lender or holder to set forth such Revolving Credit Loans, payments and other information on the attached grid schedule shall not in any manner affect the obligation of the Company to repay the Revolving Credit Loans made by the Lender in accordance with the terms of this Note.

This Note is subject to prepayment pursuant to Section 3.03 of the Credit Agreement.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in immediately available funds at the office of JPMorgan Chase Bank, N.A., located at 395 North Service Road, Melville, New York 11747 or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

Except as may be expressly provided to the contrary in the Credit Agreement, the Company and endorsers of this Note waive presentment, diligence, demand, protest, and notice of any kind in connection with this Note.

This Note is an amendment and restatement of, and is being issued in replacement of and substitution for, but not in satisfaction of, that certain Revolving Credit Note, dated May 20, 2002, in the original principal amount of $1,500,000, issued by the Company in favor of The Bank of New York, predecessor-in-interest to the Lender (the “Original Note”). In addition to evidencing the indebtedness formerly evidenced by the Original Note, this Note shall evidence any accrued and unpaid interest on the Original Note. The execution and delivery of this Note shall not be construed to (a) have constituted repayment of any principal or interest on the Original Note or (b) release, cancel, terminate or otherwise impair all or any part of the lien or security interest granted to the Lender as collateral security for the Original Note, all of which liens and security interests shall secure this Note.

THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW WHICH WOULD APPLY THE SUBSTANTIVE LAWS OF ANOTHER JURISDICTION.

IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.

AMERICAN MEDICAL ALERT CORP.

By:
Name: Jack Rhian Title: President and CEO